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                                                                    Exhibit 10.9

                                    AGREEMENT

        This Agreement (this "Agreement") is made as of October 28, 1998 by and among Joseph G. Bucci, an individual resident in Geneseo, New York ("Bucci"), Gunther K. Buerman, an individual resident in Rochester, New York ("Buerman"), and Neil L. Cohen, an individual resident in New York, New York ("Cohen"). Bucci, Buerman, and Cohen are collectively referred to herein as the "Principal Members."

                BACKGROUND. The Principal Members are the three largest holders of Class F Units of American Rock Salt Company LLC, a New York limited liability company (the "Company"). Simultaneously with the execution of this Agreement, the Company, the Principal Members, and other members of the Company are entering into an Amended and Restated Operating Agreement of the Company (the "Operating Agreement"). It is a condition to each Principal Member's willingness to execute and deliver the Operating Agreement that this Agreement be executed by the parties hereto. The parties are willing to execute, and to be bound by the provisions of, this Agreement.

                AGREEMENT. In consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

                1. Definitions. Terms defined in the Operating Agreement are used with the same meaning in this Agreement.

                2. Voting of Units. In any vote on a proposed amendment to the Operating Agreement other than an amendment proposed in connection with the events identified in Sections 5.1, 5.2 or 5.3, the Principal Members shall vote all Units of the Company owned by them, or as to which they have voting power, against any amendment that would:

                        (a) Cause any Principal Member to be removed from, or
                otherwise no longer serve on, the Board of Managers at a time when such Principal Member, together with his Related Members who vote their Class F Units for the election of such Principal Member as a Manager, continues to hold 2,200 or more Class F Units.

                        (b) Cause any Principal Member to be removed from, or
                otherwise no longer serve on, the Executive Committee at a time when such Principal Member, together with his Related Members, continues to hold 2,200 or more Common Units.

The number of Units required to be held by a Principal Member and his Related Members pursuant to (a) or (b) above shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Class F Units or Common Units, as applicable, resulting from a subdivision or combination of such Units or any other increase or decrease in the number of such Units outstanding without the receipt of consideration by the Company.

                3. Subordination of Priority of Distribution Rights. Each Principal Member agrees that, if any two Principal Members have agreed with the holders of the Class A Units to terms and conditions on which Class F Unit Distributions to which the Principal Members would otherwise be entitled will be deferred and the amount thereof distributed to the holders of Class A Units (with an identified amount of future Distributions in respect of Class A Units to be

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distributed to the holders of Class F Units that have agreed to such deferral), all of the Principal Members (and any Related Members) and all of the Class F Units held by them, shall be subject to and bound by the terms of such agreement.

                4. Related Members and Additional Units. Each Principal Member agrees to cause his Related Members (a) to comply with the terms of this Agreement to the same extent that they apply to the Principal Member and (b) upon becoming a Related Member, to execute and deliver to the Principal Members an agreement to so comply. In the event additional Units of the Company are, at any time during the term of this Agreement, issued or transferred to a Principal Member or Person who is or, in connection with such issuance or transfer, becomes a Related Member of any Principal Member, such additional Units shall automatically become subject to the terms and provisions of this Agreement and shall be voted or treated in accordance herewith.

                5. Elimination of Obligations of Principal Member. Any Principal Member who, at any time, does not hold, together with his Related Members, 2,200 or more Common Units, shall not, during such time, have any obligation under this Agreement with respect to Units that he owns or as to which he has voting power.

                6. Termination of Agreement. This Agreement shall terminate in its entirety upon the earliest to occur of:

                        6.1 closing of an initial firm commitment underwritten public offering of equity securities of the Company or its successor pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933 covering the offer and sale of equity securities by the Company to the public at an aggregate offering price of at least $25,000,000;

                        6.2 the acquisition of all or substantially all the assets of the Company;

                        6.3 the merger of the Company with or into any other entity in which a change of control of the Company occurs;

                        6.4 the liquidation, dissolution or indefinite cessation of the business operations of the Company;

                        6.5     the Bankruptcy of the Company; or

                        6.6     December 31, 2013.

                7. Assignment; Benefits; Binding Effect. The rights of each Principal Member under this Agreement are personal, and may not be assigned by such Principal Member to any other Person, including any purchaser of Units from such Principal Member. Any purported assignment in violation of this Section shall be void and ineffective. This Agreement shall be binding on each Principal Member and his Related Members only with respect to Units that such Principal Member or a Related Member owns or has the power to vote, and shall not be binding on any transferee (other than a Related Member) of Units from such Principal Member of Related Member.

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                8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                9. Amendment. This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by each of the Principal Members.

                10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

                11. Specific Performance. The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

                12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                13. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                  /s/ Joseph G. Bucci
                                                --------------------------------
                                                        Joseph G. Bucci

                                                  /s/ Gunther K. Buerman
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                                                       Gunther K. Buerman

                                                  /s Neil L. Cohen
                                                --------------------------------
                                                         Neil L. Cohen

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